First Trust Advisors L.P.
1001 Warrenville Road
Lisle, Illinois  60532


June 13, 2007


First Trust Portfolios L.P.
1001 Warrenville Road
Lisle, IL  60532

   Re:  THE FIRST TRUST GNMA REINVESTMENT INCOME TRUST "GRIT",
                           SERIES 102

Gentlemen:

     We  have  examined the Registration Statement File No.  333-
142728 for the above captioned fund. We hereby consent to the use in the Registration Statement of the references to First
Trust Advisors L.P. as evaluator.

     You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.

Sincerely,

First Trust Advisors L.P.



Jason T. Henry
Senior Vice President